UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2009
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 7, 2009, the stockholders of Health Care REIT, Inc. (the “Company”) approved certain changes to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan (the “Plan”). The primary change to the Plan was to increase the aggregate number of shares of common stock that may be issued under the Plan by 4,000,000 shares. The Plan was also modified to increase the limit on the number of shares that may be granted as “Incentive Stock Options,” extend the term of the Plan until 2019, provide for a 10-year exercise period for stock appreciation rights (“SARs”), expressly prohibit the repricing of SARs, clarify the exercise periods for stock options and SARs and the restriction periods for shares of restricted stock and other stock unit awards, add a definition of a change in corporate control, modify the conditions for accelerated vesting of awards and the lapse of restrictions on awards in connection with a change in corporate control and modify and clarify the limitations on the number of awards that may be granted to individual participants.
     This summary does not purport to be complete and is qualified in its entirety by reference to the Health Care REIT, Inc. Amended and Restated 2005 Long-Term Incentive Plan.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Health Care REIT, Inc. Amended and Restated 2005 Long-Term Incentive Plan (filed with the Securities and Exchange Commission as Appendix A to the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders filed March 25, 2009, and incorporated herein by reference thereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: May 13, 2009